Exhibit 99.1
ASX ANNOUNCEMENT
4 December 2008
HeartWare International Files for NASDAQ Listing
Framingham, MA and Sydney, Australia, 4 December 2008 — HeartWare International, Inc. (ASX: HIN) today announced that it has submitted its application to list on the NASDAQ Global Market (NASDAQ). Subject to NASDAQ approval of the application, HeartWare will have dual listings of its securities on the Australian Securities Exchange (ASX) and NASDAQ, with securities able to be freely traded by stockholders on either exchange.
NASDAQ is the largest electronic screen-based equity securities trading market in the United States. HeartWare believes that listing on NASDAQ will provide greater liquidity and will further assist in deepening HeartWare’s already substantial US investor support.
Under the proposed dual listing, HeartWare expects that its common stock will commence trading on NASDAQ in January 2009. HeartWare’s Chess Depository Interests, or CDI’s, will continue to trade as-is on the ASX. Importantly, all stockholders have the ability to “move” between NASDAQ and ASX by transferring their CDI’s into common stock, or vice versa, by notifying the Company’s share register (Computershare).
As each share of HeartWare’s common stock is equivalent to thirty-five HeartWare CDI’s, the day-to-day trading prices on NASDAQ and the ASX will differ. HeartWare’s common stock is expected to trade on NASDAQ at approximately thirty-five times the then current trading price of HeartWare CDI’s on the ASX (after adjusting for the exchange rate), although actual trading prices may differ. A more detailed explanation is set out under the heading “Listing Structure” below.
In order to establish a trading market in the United States, J.P. Morgan, Cannaccord Adams and Lazard Capital Management have agreed to serve as HeartWare’s initial market makers. Analyst coverage has already commenced in the United States and HeartWare has received expressions of interest to further expand analyst coverage following a listing on NASDAQ
Doug Godshall, HeartWare President and CEO, said, “HeartWare is a US domiciled company which has been SEC compliant since early 2007. With approximately 80% of outstanding shares already held in the United States, listing on a US exchange represents a natural evolution for the company. The vast majority of the world’s medical device investors are US-based and a majority of the publicly traded medical device companies are listed in the United States. We have been encouraged by the strong support of the HeartWare story shown by a number of US funds and, despite the tumultuous financial markets, we continue to field frequent inquiries from investors who are interested in acquiring shares but who are unable to do so without a US listing. We are confident that the dual listed structure will better satisfy both our Australian and US investor bases while at the same time encouraging a more efficient market in HeartWare stock.”

ASX Announcement — 4 December 2008
“The timing of our NASDAQ listing also coincides with important advances in the underlying progress of our business and rapid expansion of the VAD market,” continued Godshall. “We are on the verge of completing our international trial and anticipate that we will commence commercial sales in Europe early in the first quarter of 2009. Our first two US centers have begun implants and several more will join our US trial over coming weeks, leading to an acceleration of implant numbers and the accompanying revenue. With over 50 patients now implanted with the HeartWare® System, and with sustained positive clinical results, HeartWare is well positioned to play a meaningful role in the rapidly expanding LVAD market.”
As noted above, HeartWare expects to begin trading on NASDAQ in January 2009. The Company will not be seeking to raise additional capital at the time of listing.
Listing Structure
Set out below are the key elements of HeartWare’s listing structure assuming a dual-listing on NASDAQ and the ASX:
•	In the United States, HeartWare’s common stock will trade on the NASDAQ Global Market.

•	In Australia, HeartWare CDI’s will continue to trade on the ASX. The dual listing will not change the form or the manner in which HeartWare CDI’s presently trade on the ASX.

•	Stockholders may transfer their holdings between CDI’s and common stock, or vice versa, by notifying the Company’s share register (Computershare).

•	If stockholders elect to exchange their CDI’s for common stock then stockholders will receive one share of common stock for every 35 CDI’s.

•	On the basis of the above, the trading price of HeartWare’s common stock on NASDAQ is expected to be 35 times the trading price of HeartWare’s CDI’s on the ASX before foreign currency conversion; that is, the NASDAQ trading price is expected to be broadly equivalent to the value which is determined when HeartWare’s CDI trading price on ASX is multiplied by 35 and then converted from Australian dollars into US dollars. However actual trading prices may differ and HeartWare cannot assure investors that common stock will necessarily trade in this manner.

•	By way of example, if the exchange rate is A$1.00 = US$0.65 and the trading price for 1 CDI (being equivalent to 1/35th of one share of common stock) is A$0.50 on the ASX, then the trading price of common stock on NASDAQ (being equivalent to 35 CDI’s) is expected to be approximately US$11.37 (being 35 times $0.50 (ASX price) times 0.65 (exchange rate)).

•	There is expected to be some degree of “lag” between trading prices and trading patterns of HeartWare securities on the ASX and NASDAQ due to time differences, foreign currency movements, other financial and economic factors or for other reasons that HeartWare cannot predict.

ASX Announcement — 4 December 2008
Capital Structure
HeartWare presently has 8,866,702 shares of common stock on issue and these are represented by 309,092,210 CDI’s which are tradeable on the ASX (being a ratio of one share of common stock to 35 CDI’s). Following listing on NASDAQ, it is expected that some investors, particularly our US investors, will migrate their holdings from Australia to the United States by exchanging their CDI’s for common stock.
In this regard, HeartWare’s stock is very tightly held with approximately 80% of the shares being held by investors located in the United States. Our four largest shareholders, Apple Tree Partners, Muneer Satter, Fidelity Investments and Deephaven Capital Management, account for approximately 60% of HeartWare’s issued capital. The remaining 20% of US-owned stock is held primarily by specialist healthcare funds including Eaton Vance, Redmile Group, Broadfin Capital and others.
US investor interest in the HeartWare story continues to grow. HeartWare believes that listing on NASDAQ will help to deepen the already strong institutional presence on the Company’s share register.
About HeartWare International
HeartWare International develops and manufactures miniaturized implantable heart pumps, or Left Ventricular Assist Devices (LVADs), to treat patients suffering from advanced heart failure. HeartWare’s HVAD™ pump is the only full-output pump designed to be implanted in the chest, avoiding the abdominal surgery generally required to implant competing devices. HeartWare has completed an international clinical trial for the device involving five investigational centres in Europe and Australia. The device is currently the subject of a 150-patient clinical trial in the United States for a Bridge-to-Transplant indication.

For further information:
www.heartware.com.au	US Investor Relations
Howard Leibman	Matt Clawson
Director Corporate Development	Partner
HeartWare Limited	Allen & Caron, Inc.
Email. howard.leibman@heartware.com.au	Email. matt@allencaron.com
Tel. +61 2 9238 2064	Tel. +1 949 474 4300

ASX Announcement — 4 December 2008
Forward-Looking Statements
This announcement contains forward-looking statements that are based on management’s beliefs, assumptions and expectations and on information currently available to management. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including without limitation our expectations with respect to the progress of clinical trials. Management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on forward-looking statements because they speak only as of the date when made. We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We may not actually achieve the plans, projections or expectations disclosed in forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including without limitation those described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K filed with the SEC on February 28, 2008, and those described in other reports filed from time to time with the SEC.

4